UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 25, 2018, FLIR Systems, Inc. (the “Company”) issued a news release announcing (i) its financial results for the quarter ended March 31, 2018, (ii) a revision of expectations of revenue and earnings per share for the year ending December 31, 2018, (iii) the approval by the Company’s Board of Directors of the extension of the employment agreement with James J. Cannon, Chief Executive Officer, and (iv) the declaration of a quarterly dividend.

The news release issued April 25, 2018 is furnished herewith as Exhibit 99.1 to this Report and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act.

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Company announced today that the Company and James J. Cannon had entered into an amendment to Mr. Cannon's existing employment agreement extending his employment as the Company's Chief Executive Officer through April 24, 2022.  Pursuant to an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) between the Company and Mr. Cannon dated as of April 24, 2018 (the "Effective Date"), Mr. Cannon will be paid an annualized base salary of $850,000, and will be eligible for annual incentive compensation for 2018 as determined by the Company’s compensation committee of the Board (the “Compensation Committee”) in accordance with the Company’s Amended and Restated 2012 Executive Bonus Plan, as in effect from time to time. Mr. Cannon will have an initial annual incentive payment target of 110% of his base salary. The Amended Employment Agreement may be further extended by mutual agreement of the Company and Mr. Cannon.

In connection with the Company's 2018 LTIP program, Mr. Cannon will receive an equity grant having a grant date fair market value of at least $3,850,000, as determined by the Compensation Committee. The first fifty percent (50%) of the equity grant will consist of time-based restricted stock units (“RSUs”), vesting ratably over three (3) years from the grant date. The remaining fifty percent (50%) of the equity grant will consist of performance-based restricted stock units (“PSUs”), cliff vesting on April 30, 2021 provided that the performance conditions are met and Mr. Cannon remains employed with the Company.  In addition, in recognition of Mr. Cannon's leadership performance to date, the Board determined to reward Mr. Cannon and secure his continued employment with the Company through, among other things, a one-time, special grant of equity (the “Special Grant”). The Special Grant will have a total grant date fair market value of $2,000,000, composed of one-hundred percent (100%) performance-based RSUs. Provided that the performance conditions are met and further provided that that Mr. Cannon remains employed by the Company on the vesting date(s) fifty percent (50%) of the Special Grant shall vest on the fourth (4th) anniversary of the grant date, and fifty percent (50%) of the Special Grant shall vest on the fifth (5th) anniversary of the grant date.

Pursuant to the Amended Employment Agreement, if the Amended Employment Agreement is not renewed by the Company or the Company terminates the employment of Mr. Cannon without Cause or if Mr. Cannon terminates his employment for Good Reason (as such capitalized terms are defined in the Amended Employment Agreement), he will be entitled to receive: (i) continued payments of his base salary in effect at the time of such termination for a period of 24 months, (ii) payment or reimbursement for the premiums cost of any continued health coverage elected by Mr. Cannon under COBRA for a period of up to 12 months following the termination date, (iii) an annual bonus of not less than 110% of Mr. Cannon's base salary for the year in which such termination occurs prorated from the termination date through the end of the year in which termination occurs, and (iv) immediate vesting acceleration of all time-based equity awards and any performance-based equity awards subject to post-performance vesting that have achieved the applicable performance measures as of the date of termination, provided that performance-based equity awards for any measurement period that has not yet closed shall vest subject to proration as to the percentage of the awards that has achieved the performance measures as of the termination date.  If Mr. Cannon’s employment terminates because of his death or disability, Mr. Cannon’s estate or designated beneficiary will be entitled to an amount equal to his annual base salary.

The Amended Employment Agreement also provides that Mr. Cannon will be subject to customary non-compete and other restrictive covenants.

In addition, Mr. Cannon will be reimbursed for the cost of any relocation, including temporary living expenses and any loss of sale of Mr. Cannon’s current residence and a monthly car allowance of $1,500.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01     REGULATION FD DISCLOSURE

On April 24, 2018, the Company entered into a Consent Agreement with the U.S. Department of State’s Directorate of Defense Trade Controls Office of Defense Trade Controls Compliance ("DDTC") to resolve various alleged violations of the International Traffic in Arms Regulations ("ITAR") relating to the unauthorized export of defense articles, including technical data, the unauthorized provision of defense services to dual and third country nationals, violation of the terms of provisos or other limitations of license authorizations, and other alleged violations that resulted from voluntary and directed disclosures the Company filed with DTCC over a ten-year period. The Consent Agreement has a four-year term and provides for: (i) a civil penalty of $30,000,000 with $15,000,000 of this amount suspended on the condition that the funds have or will be used for Department-approved Consent Agreement remedial compliance measures, (ii) the appointment of an external Special Compliance Official to oversee compliance with the Consent Agreement and ITAR; (iii) two external audits of the Company’s ITAR compliance program; and (iv) continued implementation of ongoing remedial compliance measures and additional remedial compliance measures related to automated systems and ITAR compliance policies, procedures, and training. The Company expects that the $15,000,000 suspension amount will be satisfied by the Company's past and future compliance program remediation expenditures.

As part of the Consent Agreement, DDTC acknowledged that the Company voluntarily disclosed certain alleged Arms Export Control Act and ITAR violations, which are resolved pursuant to the Consent Agreement, and cooperated in, and instituted compliance program improvements during, DDTC's review.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

10.1	Amended and Restated Employment Agreement between FLIR Systems, Inc. and James J. Cannon dated as of April 24, 2018.
99.1	News release issued by FLIR Systems, Inc. dated April 25, 2018.
99.2	Consent Agreement dated April 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 25, 2018.

FLIR SYSTEMS, INC.
(Registrant)

By     /s/ Carol P. Lowe
Carol P. Lowe
    Executive Vice President and Chief Financial Officer